Exhibit 99.1

Compass Diversified Announces CEO Succession Plan

Co-Founder and Chief Executive Officer Elias Sabo to Retire at Year End

Zach Sawtelle Appointed Chief Operating Officer and Named CEO Successor

Company Reaffirms Full-Year 2026 Outlook; Review of Management Services Agreement Progressing

WESTPORT, Conn., June 11 2026 - Compass Diversified (NYSE: CODI) ("CODI" or the "Company") today announced that Elias Sabo will retire as Chief Executive Officer and as a director of the Company on December 31, 2026. Zach Sawtelle has been appointed Chief Operating Officer of CODI and will succeed Mr. Sabo as its Chief Executive Officer and as a member of the Board of Directors upon Mr. Sabo’s retirement. Mr. Sawtelle is currently a Partner and Chief Operating Officer at Compass Group Management LLC, the Company’s external manager.

Mr. Sabo has been integral to CODI since its inception, including serving as CEO for the past eight years. He has been instrumental in building the organization into a differentiated permanent capital company with a diversified group of market-leading businesses. Under Mr. Sabo’s leadership, CODI expanded its scale, strengthened its operating capabilities and navigated periods of significant growth as well as one of the most demanding chapters in the Company’s history. Today, CODI is focused on executing its strategy, strengthening its balance sheet and realizing value for shareholders.

"On behalf of the Board, I want to thank Elias for his leadership and many contributions to CODI," said Larry Enterline, Chair of the Board of Directors. "With a clear strategy in place and a focus on disciplined execution, the Board is confident that this is the right time for an orderly leadership transition. Zach has deep knowledge of our businesses, a strong record of value creation and the discipline to lead CODI’s next phase. We are confident in the Company’s future under his leadership."

"Leading CODI has been the honor of my career," said Mr. Sabo. "I am proud of this team. We were tested this past year, and we met it with resilience and integrity. Our subsidiary businesses are performing, our balance sheet is healthier, and the path ahead is clear. I have known and worked with Zach for years. He is exceptional, he knows these businesses as well as anyone, and I have complete confidence in him. I will work alongside him to ensure a smooth transition to make sure CODI is set up to win in its next chapter."

"I am honored to take on this role and to succeed Elias as CEO upon his retirement," said Mr. Sawtelle. "I want to thank Elias for his partnership and I am excited to build upon the foundation he has created. I believe CODI has a significant opportunity ahead, and my focus will remain on disciplined execution, continued deleveraging and driving long-term value for shareholders. We will build on what works, while continuing to evolve."
Reaffirming Guidance and MSA Review
Collectively, CODI's businesses continue to perform well, with strong momentum across the Company's diversified group of subsidiaries. Reflecting this performance and the progress made against the priorities outlined earlier this year, CODI reaffirms its previously announced 2026 outlook. The Company remains focused on reducing leverage, maximizing the value of its subsidiaries, driving continued operational performance and closing the gap between CODI's share price and intrinsic value, including through the opportunistic return of capital to shareholders.
The Company also continues to advance its previously announced review of the Management Services Agreement, which is intended to further align incentives with shareholder interests and drive incremental shareholder value. CODI expects to complete this review in the coming weeks.
About Zach Sawtelle
Mr. Sawtelle joined Compass Group Management in 2009 and has played a leading role in more than 20 strategic transactions representing over $3 billion in aggregate value, including the acquisitions of BOA Technology, Inc., 5.11 Inc., and Manitoba Harvest. Over the past decade, Mr. Sawtelle has partnered closely with management teams through his board leadership roles, helping guide strategic planning, growth initiatives, acquisitions, capital allocation, and operational improvement efforts across CODI’s subsidiaries. Mr. Sawtelle serves as Chair of BOA and has held board leadership roles across several subsidiary companies, including PrimaLoft, The Honey Pot, 5.11, and Altor Solutions. Prior to joining Compass, Mr. Sawtelle began his professional career in investment banking at Citi. Mr. Sawtelle received a Bachelor of Science degree in chemical engineering, summa cum laude, from the University of California, Davis, and a Master of Business Administration degree from Northwestern University’s Kellogg School of Management.
About Compass Diversified (“CODI”)
CODI has consistently executed its strategy of owning and managing a diverse set of middle-market businesses. CODI leverages its permanent capital base and long-term disciplined approach, maintaining controlling ownership interests in each of its subsidiaries and maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and seeks to generate strong returns through its culture of transparency, alignment and accountability.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, CODI’s expectations regarding its planned executive officer and director changes, CODI’s 2026 outlook and its future performance, CODI’s plan for reducing leverage, plans for returning capital to shareholders, the future performance of CODI’s subsidiaries and anticipated changes to the Management Services Agreement with Compass Group Management LLC. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believe,” “expect,” “may,” “could,” “would,” “plan,” “intend,” “estimate,” “predict,” “future,” “potential,” “continue,” “should” or “anticipate” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. These statements are based on current expectations, estimates, forecasts and assumptions and information available as of the date of this press release. These statements involve risks and uncertainties that could cause actual results and outcomes to differ, perhaps materially, including but not limited to: changes in the economy, financial markets and political environment, including changes in inflation, interest rates and U.S. tariff and import/export regulations; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, war, natural disasters, or social, civil or political unrest; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); environmental risks affecting the business or operations of our subsidiaries; disruption in the global supply chain, labor shortages and labor costs; our business prospects and the prospects of our subsidiaries; the impact of, and ability to successfully complete and integrate, acquisitions that we have made or may make; the ability to successfully complete divestitures that we may execute; the dependence of our future success on the general economy and its impact on the industries in which we operate; the ability of our subsidiaries to achieve their objectives; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our subsidiaries; the cooperation of, and future concessions granted by, CODI’s lenders as well its external manager, Compass Group Management LLC; control deficiencies identified or that may be identified in the future that will result in material weaknesses in CODI’s internal control over financial reporting; the results of the Lugano Holding, Inc. (“Lugano”) bankruptcy proceedings, including the amount and timing of any recoveries on CODI’s claims against Lugano and the risk that CODI’s secured position may be challenged; and litigation relating to Lugano, including CODI’s representations regarding its financial statements, and current and future litigation, enforcement actions or investigations relating to CODI’s internal controls, restatement reviews, the Lugano investigation or related matters. Please see CODI’s Annual Report on Form 10-K filed with the SEC on February 27, 2026 for other risk factors that you should consider in connection with such forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements have been made. Except as required by law, CODI does not undertake any public obligation to update any forward-looking statements to reflect events, circumstances, or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Compass Diversified Investor Relations
irinquiry@compassdiversified.com